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                                                                      EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333- 20275, 33-48178, 33-57327, 33-40652, and 33-40653,
333-64431, 333-67627, and 333-67631, and Form S-3 Nos. 33-29257 and 33-59113)
and in the related Prospectuses of our report dated January 21, 1999 with respect to the consolidated financial statements of Southwest Airlines Co. for the year ended December 31, 1998 included in this Annual Report on Form 10-K.

                                                       ERNST & YOUNG LLP

                                                       /s/ ERNST & YOUNG LLP

Dallas, Texas
March 26, 1999